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                                                                   EXHIBIT 5.2


                [LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL]



                                February 6, 1998


Capstone Capital Corporation
Suite 630
100 Urban Center Drive
Birmingham, Alabama 35242

                  Re: Capstone Capital Corporation: Registration Statement on Form S-3 (No. 333-31639)

Ladies and Gentlemen:

                  We have served as Maryland counsel to Capstone Capital Corporation, a Maryland corporation (the "Company"), in connection with certain matters of Maryland law arising out of the Company's registration statement on Form S-3 (No. 333-31639) (the "Registration Statement") previously declared effective by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"), relating to the offer and sale from time to time of securities by the Company, as set forth in the prospectus which forms a part of the Registration Statement (the "Prospectus"), and as to be set forth in one or more supplements to the Prospectus (each, a "Prospectus Supplement"). This opinion letter is rendered in connection with the sale and issuance by the Company of up to 5,750,000 shares (the "Shares") of common stock, $.001 par value per share (the "Common Stock"), of the Company, pursuant to an Underwriting Agreement, dated February 3, 1998 (the "Underwriting Agreement"), by and among Salomon Smith Barney, Smith Barney Inc., Legg Mason Wood Walker, Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated and J.C. Bradford & Co. (collectively, the "Underwriters") and the Company, as described in a Prospectus Supplement dated February 3, 1998. Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Registration Statement.

                  In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):




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                           1.       The Registration Statement and the related
form of prospectus included therein in the form in which it was transmitted to the Commission under the 1933 Act;

                           2.       The charter of the Company (the "Charter"),
certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

                           3.       The Amended and Restated Bylaws of the
Company, as certified as of the date hereof by its Secretary;

                           4.       Resolutions adopted by the Board of
Directors of the Company (the "Board") relating to the sale, issuance and registration of the Shares, including (but not limited to) the appointment of a Pricing Committee (the "Pricing Committee") and the delegation to it of the power to fix the terms for the purchase and sale of the Shares in accordance with the general authorization for their issuance specified by the Board, certified as of the date hereof by the Secretary of the Company (the "Resolutions");

                           5.       Resolutions adopted by the Pricing
Committee fixing the terms for the purchase and sale of the Shares, certified as of a recent date by the Secretary of the Company;

                           6.       The form of certificate representing a share
of Common Stock, certified as of the date hereof by the Secretary of the Company;

                           7.       A certificate of the SDAT as to the good
standing of the Company, dated as of a recent date;

                           8.       A certificate executed by Malcolm E. McVay,
Secretary of the Company, dated as of the date hereof;

                           9.       A copy of the fully executed Underwriting
Agreement, certified as of the date hereof by the Secretary of the Company; and

                           10.      Such other documents and matters as we have
deemed necessary or appropriate to express the opinion set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

                           In expressing the opinion set forth below, we have
assumed, and so far as is known to us there are no facts inconsistent with, the following:

                           1.       Each of the parties (other than the Company)
executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding.

                           2.       Each individual executing any of the
Documents on behalf of a party (other than the Company) is duly authorized to do so.

                           3.       Each individual executing any of the
Documents, whether on behalf of such individual or another person, is legally competent to do so.

                           4.       All Documents submitted to us as originals
are authentic. All Documents submitted to us as certified or photostatic copies conform to the original documents.

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All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There are no oral or written modifications of or amendments to the Documents, and there has been no waiver of any of the provisions of the Documents, by action or omission of the parties or otherwise.

                           5.       The Shares will not be issued or
transferred in violation of any restriction or limitation contained in the Charter.

                           The phrase "known to us" is limited to the actual
knowledge, without independent inquiry, of the lawyers at our firm who have performed legal services in connection with the issuance of this opinion.

                           Based upon the foregoing, and subject to the
assumptions, limitations and qualifications stated herein, it is our opinion that:

         1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

         2. The Shares have been duly authorized and, when and if delivered against payment therefor in accordance with the Underwriting Agreement and the resolutions of the Board, or a duly authorized committee thereof, authorizing their issuance, the Shares will be duly and validly issued, fully paid and nonassessable.

                           The foregoing opinion is limited to the laws of the
State of Maryland and we do not express any opinion herein concerning any other law. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements. We express no opinion as to compliance with the securities (or "blue sky") laws of the State of Maryland.

                           We assume no obligation to supplement this opinion if
any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

                           This opinion is being furnished to you solely for
submission to the Commission as an exhibit to the Company's Current Report on Form 8-K filed with the Commission (the "8-K") and, accordingly, may not be relied upon by, quoted in any manner to, or delivered to any other person or entity without, in each instance, our prior written consent.



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                           We hereby consent to the filing of this opinion as an
exhibit to the 8-K and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

                                     Very truly yours,



                                     /s/ Ballard Spahr Andrews & Ingersoll, LLP